Exhibit 16.1

November 21, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of AdCare Health Systems, Inc.’s Form 8-K dated November 21, 2012 and have the following comments:

1.              We agree with the statements made in the first, second, third and fourth paragraphs.

2.              We have no basis on which to agree or disagree with the statements made in the fifth paragraph.

Sincerely,

/s/  BATTELLE & BATTELLE LLP